                                     CONSENT

    The undersigned consents to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1 and related prospectus of Puma Technology, Inc., for the registration of shares of its common stock.


                                       /s/ Columbia Financial Advisors, Inc.

                                       Columbia Financial Advisors, Inc.
                                       Portland, Oregon

November 1, 1996